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                                                                   Exhibit 8.2



               [LETTERHEAD OF PAUL, HASTINGS, JANOFSKY & WALKER LLP]


                                          August 20, 1999



Metro Networks, Inc.
2800 Post Oak Blvd.
Houston, Texas 77056


        Re: Agreement and Plan of Merger, dated as of June 1, 1999, as amended, among Westwood One, Inc., Copter
             Acquisition Corp. and Metro Networks, Inc.
             -------------------------------------------------------


Ladies and Gentlemen:

     We have acted as counsel to Metro Networks, Inc., a Delaware corporation (the "Company"), in connection with the proposed merger of Copter Acquisition Corp., a Delaware corporation ("Copter") and a wholly owned subsidiary of Westwood One, Inc., a Delaware corporation ("Westwood"), with and into the Company (the "Merger") pursuant to the Agreement and Plan of Merger dated as of June 1, 1999, as amended, among Westwood, Copter and the Company (the "Merger Agreement"). At your request, in connection with the filing of the registration statement on Form S-4 filed with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), we are rendering our opinion regarding certain federal income tax consequences of the Merger.

     Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Merger Agreement or in the certificates that have been delivered to us by the Company and Westwood (on behalf of Westwood and Copter) for purposes of this opinion and that contain the representations of the Company and Westwood (the "Officer's Certificates").

     This opinion is based upon and subject to:

     (i) the Merger being effected in the manner described in the Registration Statement and Proxy Statement (the "Proxy Statement") and in accordance with the provisions of the Merger Agreement, which is the only document containing the substantive terms of the Merger;

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Metro Networks, Inc.
August 20, 1999
Page 2

     (ii) the accuracy and completeness, at all times through the Effective Time of the Merger, of the representations made to us by the Company and Westwood in their respective Officer's Certificates (including, in the case of representations made to the best knowledge of the Company or Westwood management, or similarly qualified, the accuracy and completeness, at all times through the Effective Time of the Merger, of such representations as though not so qualified);

     (iii) the accuracy and completeness, at all times through the Effective Time of the Merger, of the representations made by certain holders of shares of Company stock in the certificates that such holders have delivered for purposes of this opinion;

     (iv) the accuracy and completeness, at all times through the Effective Time of the Merger, of the statements concerning the Merger set forth in the Registration Statement, Proxy Statement and Merger Agreement, including the purposes of the Company and Westwood for consummating the Merger; and

     (v) the accuracy and completeness, at all times through the Effective Time of the Merger, of any statements concerning the Merger that have come to our attention during our engagement.

     Based on our examination of the foregoing items and subject to the limitations set forth herein, we are of the opinion that, for United States federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

     Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any change or inaccuracy that may occur or come to our attention.

     We express no opinion as to the United States federal income tax consequences of the Merger to stockholders subject to special treatment under United States federal income tax law (including, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, holders who do not hold their shares of the Company as capital assets, holders who acquired their shares of the Company pursuant to the exercise of an employee stock option or right or otherwise as compensation, and holders who hold shares of the Company as part of a "hedge," "straddle" or "conversion transaction"). In addition, no opinion is expressed with respect to the tax consequences of the Merger under applicable foreign, state or local laws or under any federal tax laws other than those pertaining to the income tax, and may not be relied upon, in each case except to the extent specifically stated herein.


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Metro Networks, Inc.
August 20, 1999
Page 3

     We hereby consent to (i) the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and (ii) the reference to our firm under the heading "Material United States Federal Income Tax Consequences of the Merger" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                             Very truly yours,


                                             /s/ Paul, Hastings, Janofsky &
                                                 Walker LLP